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                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Hamilton Bancorp Inc. on Form S-8 of our report dated January 31, 1997, appearing in Registration Statement No. 333-20435 of Hamilton Bancorp Inc. on Form S-1 for the year ended December 31, 1996 and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of such of Registration Statement.



DELOITTE & TOUCHE LLP
Miami, Florida

February 5, 1998













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